UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 21, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 21, 2014, Millennial Media, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) between the Company, as borrower, and Silicon Valley Bank, as lender (“SVB”). The Loan Agreement amends and restates the original Loan and Security Agreement the Company entered into with SVB on August 11, 2011, as amended on March 14, 2013, July 29, 2013, October 30, 2013, and April 30, 2014.  The Loan Agreement provides for a senior secured asset-based revolving credit facility (the “Credit Facility”) with up to $40 million available on a revolving basis until November 21, 2018. Borrowings under the Credit Facility may be used for working capital and to fund general business requirements.

In the event that the Adjusted Quick Ratio (as defined below) is less than 2.0 to 1.0 on the last day of any fiscal quarter, availability under the Credit Facility will be based upon certain borrowing base valuations of the Company’s eligible accounts receivable. Amounts outstanding under the Credit Facility will bear interest at a rate per annum equal to, at the election of the Company, (i) the Wall Street Journal prime rate plus a margin of 1.6% or (ii) the ICE Benchmark Administration LIBOR rate plus a margin of 2.6%.  During an event of default, amounts under the Loan Agreement will bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such amounts. The Company was required to pay SVB a commitment fee of $200,000 upon execution of the Loan Agreement, and is required to pay a quarterly unused line fee equal to 0.2% per annum of the average daily unused portion of the commitments under the Credit Facility.

The Loan Agreement contains customary representations and warranties, events of default and negative and affirmative covenants, including, among other things, a requirement to maintain primary operating and securities accounts with SVB; limitations on: changes in control, indebtedness, investments, distributions on capital stock, mergers and acquisitions, payments of indebtedness, liens, transactions with affiliates, and dispositions of assets; and financial covenants including maintaining a minimum ratio of Quick Assets to Current Liabilities minus the current portion of Deferred Revenue (“Adjusted Quick Ratio”), and a Minimum EBITDA, each as defined in the Loan Agreement.

The obligations of the Company under the Credit Facility are guaranteed by certain material domestic subsidiaries of the Company (the “Guarantors”). The loans and the other obligations of the Company under the Credit Facility, and the guarantees by the Guarantors, are secured by substantially all of the tangible and intangible assets of the Company and each Guarantor (including, without limitation, intellectual property and the capital stock of certain subsidiaries) pursuant to the terms of the Loan Agreement and several pledge and security agreements.

The foregoing description of the Loan Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of November 21, 2014, by and between the Registrant and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of November 21, 2014, by and between the Registrant and Silicon Valley Bank.